EXHIBIT 10.2
WRIGHT MEDICAL GROUP, INC.
FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED
1999 EQUITY INCENTIVE PLAN
     WHEREAS, the Company adopted, effective as of December 7, 1999, the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan (the “1999 EIP”), which allows for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, and other incentive compensation arrangements to employees, directors and consultants of the Company and its subsidiaries in order to provide them with incentives and align their interests with those of the stockholders of the Company;
     WHEREAS, the Company amended and restated the 1999 EIP effective as of July 6, 2001, May 13, 2003, May 13, 2004, May 12, 2005, and May 14, 2008 (the last of which is the Wright Medical Group, Inc. Fifth Amended and Restated Equity Incentive Plan, referred to herein as the “Plan”);
     WHEREAS, Paragraph 15 of the Plan provides that the Compensation Committee of the Board of Directors may at any time, or from time to time, amend the Plan in whole or in part; and
     WHEREAS, it is now desired to amend the Plan to reflect amendments to the Plan that have been approved by the Compensation Committee of the Board of Directors.
     NOW, THEREFORE, pursuant to the authority granted by Plan to the Compensation Committee of the Board of Directors, the Plan is hereby amended, effective as of October 23, 2008, as follows:
     1. Paragraph 2(m) is deleted in its entirety and replaced by the following language:
          “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the closing price of a share of Stock reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on an automated quotation system, the closing price of a share of Stock reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted on an automated quotation system, the amount determined pursuant to one of the methods set forth in Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(2), as elected by the Committee.
     2. Except to the extent amended by this amendment, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned has caused this First Amendment to the Fifth Amended and Restated 1999 Equity Incentive Plan to be executed on behalf of the Company as of October 23, 2008.

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer